EXHIBIT 23.1

                            [BEDINGER & COMPANY LOGO]

                       1850 Mount Diablo Blvd., Suite 610
                         Walnut Creek, California 94596
                                 (925) 932-7808

                                November 30, 2000

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Cox Technologies, Inc. on Form S-8 of our report dated June 14, 2000 (except for Note O, which is July 13, 2000 and Note E which is July 19,
2000), on our audits of the consolidated financial statements, and to the references to our firm under the captions "Selected Financial Data" and "Experts" as of April 30, 2000 and 1999 and for the years ended April 30, 2000, 1999 and 1998, which report is included in the annual report on Form 10-K for these years.

                            /s/ Bedinger & Company
                            Bedinger & Company
                            Certified Public Accountants
                            Walnut Creek, California